NORTHEAST PENNSYLVANIA FINANCIAL CORP.
EMPLOYMENT AGREEMENT

This AGREEMENT (“Agreement”) originally entered into as of March 31, 1998, is amended and restated effective as of January 1, 2002, by and between Northeast Pennsylvania Financial Corp. (the “Company”), a corporation organized under the laws of Delaware, with its principal offices at 12 Broad Street, Hazleton, Pennsylvania, 18201, and E. Lee Beard (“Executive”). Any reference to the “Bank” in this Agreement shall mean First Federal Bank, a wholly-owned subsidiary of the Company, or any successor to First Federal Bank.

WHEREAS, the Company desires to continue to assure itself of the services of Executive as President and Chief Executive Officer for the period provided for in this Agreement; and

WHEREAS, the Company has previously entered into an employment agreement with Executive dated March 31, 1998; and

WHEREAS, Executive and the Board of Directors of the Company desire to enter into an updated and revised agreement setting forth the terms and conditions of the continuing employment of Executive and the related rights and obligations of each of the parties.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. Position and Responsibilities.

(a) During the period of Executive’s employment under this Agreement, Executive agrees to serve as President and Chief Executive Officer of the Company. Executive shall have responsibility for the general management and control of the business and affairs of the Company and its subsidiaries and shall perform all duties and shall have all powers which are commonly incident to the offices of President and Chief Executive Officer or which, consistent with those offices, are delegated to her by the Board or Directors. During the term of this Agreement, Executive also agrees to serve as a director of the Company.

(b) During the period of Executive’s employment under this Agreement, except for periods of absence occasioned by illness, vacation, and reasonable leaves of absence, Executive shall devote substantially all of her business time, attention, skill and efforts to the faithful performance of her duties under this Agreement, including activities and services related to the organization, operation and management of the Company and its subsidiaries, as well as participation in community, professional and civic organizations; provided, however, that, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations listed by Executive on her annual conflict of interest reporting.

(c) The Company will furnish Executive with the working facilities and staff customary for executive officers with the titles and duties set forth in this Agreement and as are necessary for her to perform her duties. The location of such facilities and staff shall be at the principal administrative offices of the Company.

2. Term of Employment.

(a) The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the “Effective Date”) and ending on the third anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 2.

(b) Commencing on the Effective Date and on each day thereafter, the term under this Agreement shall be renewed automatically for an additional one (1) day period beyond the then effective expiration date without action by any party, provided that neither the Company, on the one hand, nor Executive, on the other, shall have given at least sixty (60) days written notice of its or her desire that the term not be renewed. In the case such notice is given by one party to the other, the term of this Agreement shall become fixed and shall end on the third anniversary of the date specified in such written notice.

(c) Notwithstanding anything contained in this Agreement to the contrary, either Executive or the Company may terminate Executive’s employment with the Company at any time during the term of this Agreement, subject to the terms and conditions of this Agreement.

3. Compensation and Benefits.

(a) Base Salary. The Company agrees to pay Executive during the term of this Agreement a base salary at the rate of $220,562 per annum, payable in accordance with the Company’s customary payroll practices. The Board of Directors of the Company shall review annually the rate of Executive’s base salary based upon factors they deem relevant, and may maintain or increase her base salary, provided that no such action shall reduce the rate of base salary below the rate in effect on the Effective Date. In the absence of action by the Board of Directors of the Company, Executive shall continue to receive a base salary at the per annum rate specified on the Effective Date or, if another rate has been established under the provisions of this Section 3, the rate last properly established by action of the Board of Directors. Executive’s base salary shall include any amounts of compensation deferred by Executive under any tax-qualified retirement or welfare benefit plan or any other deferred compensation arrangement maintained by the Company or the Bank.

(b) Board Fees. Executive shall be entitled to receive a retainer and fees for serving as a director of the Board of Directors of the Company in amounts equal to the other members of the Board of the Directors of the Company. Board remuneration paid to Executive shall be in addition to and not in lieu of any other remuneration provided under this Agreement.

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(c) Incentive Compensation. Executive shall be entitled to participate in discretionary bonuses or other incentive compensation programs that the Board of Directors may award from time to time to senior management employees pursuant to bonus plans, or otherwise.

(d) Club Dues. In addition to any other compensation provided for under this Agreement, the Company or the Bank shall pay Executive an amount sufficient, on an after-tax basis, to maintain her membership at the following clubs:

  Valley Country Club
  Club Corp. of America
  Westmoreland Club

(e) Automobile and Cellular Phone. The Company or the Bank shall provide Executive with, and Executive shall have the primary use of, an automobile owned or leased by the Company or the Bank and the Company or the Bank shall pay (or reimburse Executive) for all expenses of insurance, registration, operation and maintenance of the automobile. Executive shall comply with reasonable reporting and expense limitations on the use of such automobile, as the Company or the Bank may establish from time to time, and the Company or the Bank shall annually include on Executive’s Form W-2 any amount attributable to Executive’s personal use of such automobile. The Company or the Bank shall also provide Executive with a cellular phone and shall pay (or reimburse Executive) for all reasonable expenses related to the business use of such phone.

(f) Vacation and Holidays. Executive shall take vacation at a time mutually agreed upon by the Company and Executive. Executive shall receive her base salary and other benefits during periods of vacation. Executive shall also be entitled to paid legal holidays in accordance with the policies of the Company.

(g) Annual Physical. The Company or the Bank shall provide Executive with or reimburse Executive for all cost of an annual physical at the Greenbrier Clinic in White Sulpher Springs, West Virginia, including the cost of travel and overnight accommodations for Executive and Executive’s spouse.

(h) Other Employee Benefits. In addition to any other compensation or benefits provided for under this Agreement, Executive shall be entitled to continue to participate in any employee benefit plans, arrangements and perquisites of the Company or the Bank in which she participated or was eligible to participate as of the Effective Date. Executive shall also be entitled to participate in any employee benefits or perquisites the Company or the Bank offers to full-time employees or executive management in the future. The Company or the Bank will not, without Executive’s prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive’s rights or benefits thereunder without separately providing for an arrangement that ensures Executive receives or will receive the

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economic value that Executive would otherwise lose as a result of such adverse effect. Without limiting the generality of the foregoing provisions of this paragraph, Executive shall be entitled to participate in or receive benefits under all plans relating to stock options, restricted stock awards, stock purchases, pension, profit sharing, employee stock ownership, supplemental retirement, group life insurance, medical and other health and welfare coverage that are made available by the Company or the Bank at the Effective Time or at any time in the future during the term of this Agreement, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

4. Payments to Executive Upon an Event of Termination.

(a) Upon the occurrence of an Event of Termination (as herein defined) during Executive’s term of employment under this Agreement, the provisions of this Section 4 shall apply. Unless Executive otherwise agrees, as used in this Agreement, an “Event of Termination” shall mean and include any one or more of the following: (i) the termination by the Company of Executive’s full-time employment for any reason other than a termination governed by Section 7 of this Agreement; or (ii) Executive’s resignation from the Company, upon, any (A) notice to Executive of non-renewal of the term of this Agreement (B) failure to reappoint Executive as President and Chief Executive Officer, (C) material change in Executive’s function duties, or responsibilities with the Company or its subsidiaries, which change would cause Executive’s position(s) to become of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1 of this Agreement, (D) relocation of Executive’s principal place of employment by more than twenty-five (25) miles from its location at the Effective Date of this Agreement, (E) material reduction in the benefits and perquisites to Executive from those being provided as of the Effective Date of this Agreement (except as provided for in Section 3(g) of this Agreement), (F) liquidation or dissolution of the Company or the Bank, or (G) breach of this Agreement by the Company. Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E), (F) or (G), above, Executive shall have the right to terminate her employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six (6) full calendar months after the event giving rise to Executive’s right to elect to terminate her employment.

(b) Upon Executive’s termination from employment in accordance with paragraph (a) of this Section 4, on the Date of Termination, as defined in Section 8 of this Agreement, the Company shall be obligated to pay Executive, or, in the event of her death following the Date of Termination, her beneficiary or beneficiaries, or her estate, as the case may be, an amount equal to the sum of: (i) the base salary and incentive compensation that would have been paid to Executive for the remaining term of this Agreement had the Event of Termination not occurred (based on Executive’s then current base salary and most recently paid or accrued bonus at the time of the Event of Termination) plus (ii) the value, as calculated by a recognized firm customarily performing such valuation, of any stock options which, as of the Date of Termination, have been granted to Executive but are not exercisable by Executive and the value of any restricted stock awards which have been granted to Executive, but in which Executive

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does not have a non-forfeitable or fully-vested interest as of the Date of Termination plus (iii) the value of all employee benefits that would have been provided to Executive for the remaining term of this Agreement had the Event of Termination not occurred, based on the most recent level of contribution, accrual or other participation by or on behalf of Executive. At the election of Executive, which election is to be made prior to the Date of Termination, such payments shall be made in a lump sum. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining unexpired term of this Agreement. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

(c) In addition to the payments provided for in paragraph (b) of this Section 4, upon Executive’s termination of employment in accordance with the provisions of paragraph (a) of this Section 4, to the extent that the Company or the Bank continues to offer any life, medical, health, disability or dental insurance plan or arrangement in which Executive or her dependents participates as of the date of the Event of Termination (each being a “Welfare Plan”), Executive and her covered dependents shall continue participating in such Welfare Plans, subject to the same premium contributions on the part of Executive as were required immediately prior to the Event of Termination until the earlier of (i) her death; (ii) her employment by another employer other than one of which she is the majority owner; or (iii) the end of the remaining term of this Agreement. If the Company or the Bank does not offer the Welfare Plans at any time after the Event of Termination, then the Company shall provide Executive with a payment equal to the premiums for such benefits for the period which runs until the earlier of (i) her death; (ii) her employment by another employer other than one of which she is the majority owner; or (iii) the end of the remaining term of this Agreement.

5. Change in Control.

(a) For purposes of this Agreement, a “Change in Control” shall mean an event that; (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners’ Loan Act of 1933, as amended, the Federal Deposit Insurance Act, or the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board of Directors shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 20% or more of the Bank’s or the Company’s outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit or stock-based compensation plan of the Company or its subsidiaries; or (B) individuals who

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constitute the Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (¾) of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he or she were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs or is effectuated in which the Bank or Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods; or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

(b) If any of the events described in paragraph (a) of this Section 5, constituting a Change in Control, have occurred or the Board of Directors determines that a Change in Control has occurred, Executive shall be entitled to the benefits provided for in paragraphs (c), (d), (e), (f) and (g) of this Section 5 upon her termination of employment at any time during the term of this Agreement on or after the date the Change in Control occurs due to (i) Executive’s dismissal, (ii) Executive’s resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in annual compensation or benefits or relocation of her principal place of employment by more than twenty-five (25) miles from its location immediately prior to the Change in Control or (iii) Executive’s resignation for any reason within the sixty (60) day period following the date that is one year from the date the Change in Control occurred, unless Executive’s termination is for Just Cause as defined in Section 7 of this Agreement; provided, however, that such benefits shall be reduced by any payment made under Section 4 of this Agreement.

(c) Upon the occurrence of a Change in Control followed by Executive’s termination of employment, as provided for in paragraph (b) of this Section 5, the Company shall pay Executive, or in the event of her subsequent death, her beneficiary or beneficiaries or her estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of: 1) the payments and benefits due for the remaining term of the Agreement or 2) greater of (i) five (5) times Executive’s average annual compensation for the five (5) preceding taxable years or (ii) five (5) times Executive’s annual compensation for the most recent taxable year.

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In determining Executive’s annual compensation for purposes of this Section 5, compensation shall include base salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards (including the value realized on the exercise of incentive stock options whether taxable or not at the time of exercise), commissions, bonuses (whether paid or accrued for the applicable period), as well as severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive’s benefit during any such year, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including any tax-qualified or non-tax qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive of such year and the value (based on the Black-Scholes valuation method) of stock options (based on the values determined for purposes of the Company’s FAS 123 determination in the Company’s financial statements for the year that includes and immediately follows the date of vesting).

At the election of Executive, which election is to be made prior to or within thirty (30) days of the Date of Termination on or following a Change in Control, such payment may be made in a lump sum (without discount for early payment) on or immediately following the Date of Termination (which may be the date a Change in Control occurs) or paid in equal monthly installments during the sixty (60) months following Executive’s termination. In the event that no election is made, payment to Executive will be made on a monthly basis during the sixty (60) months following Executive’s termination.

(d) Upon the occurrence of a Change in Control, Executive will be entitled to receive benefits due her under or contributed by the Bank or the Company on her behalf pursuant to any retirement, incentive, profit sharing or other retirement, bonus, performance, disability or other employee benefit plan maintained by the Company or the Bank on Executive’s behalf to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement. In addition, for purposes of determining her vested accrued benefit, Executive shall be credited either under any defined benefit pension plan maintained by the Bank or, if not permitted under such plan, under a separate arrangement, with the additional “years of service” that she would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had her employment not terminated.

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(e) Upon the occurrence of a Change in Control and Executive’s termination of employment in connection therewith, the Company will cause to be continued life, medical and disability coverage substantially identical to the coverage maintained by the Company or the Bank for Executive and any of her dependents covered under such plans immediately prior to the Change in Control. Such coverage and payments shall cease upon the expiration of sixty (60) full calendar months following the Date of Termination. In the event Executive’s participation in any such plan or program is barred, the Company shall arrange to provide Executive and her dependents with benefits substantially similar to those of which Executive and her dependents would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred or at the election of Executive, provide their economic equivalent.

(f) The use or provision of any membership, license, automobile use, or other perquisites shall be continued during the remaining term of the Agreement on the same financial terms and obligations as were in place immediately prior to the Change in Control. To the extent that any item referred to in this paragraph will, at the end of the term of this Agreement, no longer be available to Executive, Executive will have the option to purchase all rights then held by the Company or the Bank to such item for a price equal to the then fair market value of the item.

(g) In the event that Executive is receiving monthly payments pursuant to Section 5(c) hereof, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis pursuant to such section. Such election shall be irrevocable for the year for which such election is made by Executive.

6. Change in Control Related Provisions.

(a) Notwithstanding the preceding provisions of Section 5 of this Agreement, for any taxable year in which Executive shall be liable for the payment of an excise tax under Section 4999 of the Code (or any successor provision thereto), with respect to any payment in the nature of the compensation made by the Company or its subsidiaries to (or for the benefit of) Executive pursuant to this Agreement or otherwise, the Company (or any successor thereto) shall pay to Executive an amount determined under the following formula:

                  An amount equal to:  (E x P) + X

         WHERE:

                  X  =                    E x P
                            -------------------------------------------------------------
                           1 - [(FI x (1 - SLI)) + SLI + E + M + PO]

                                            E        =        the rate at which the  excise tax is  assessed  under
                                                              Section 4999 of the Code;

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                                            P        =        the amount  with  respect to which such excise tax is
                                                              assessed, determined without regard to this Section 6;

                                           FI        =        the highest marginal rate of federal income, employment,
                                                              and other taxes (other than taxes imposed under Section 4999 of the Code) applicable to Executive for the taxable year
                                                              in question (including any effective increase in Executive’s tax rate attributable to the disallowance of any deduction);

                                          SLI        =        the sum of the highest marginal rates of income and payroll tax applicable to Executive under applicable state and local laws for the taxable year in question (including any effective increase in Executive’s tax rate attributable to the disallowance of any deduction);

                                            M        =        highest marginal rate of Medicare tax; and

                                           PO        =        adjustment for phase out of or loss of deduction, personal exemption or other similar items.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement or otherwise and on which an excise tax under Section 4999 of the Code may or will be assessed, the payment determined under this Section 6 shall be made to Executive on the earliest of (i) the date the Company is required to withhold such tax, (ii) the date the tax is required to be paid by Executive, or (iii) at the time of the Change in Control. Notwithstanding any provision in this Agreement to the contrary is the intention of the parties that the Company provide Executive with a full tax gross-up under the provisions of this Section 6, so that on a net after-tax basis, the result to Executive shall be the same as if the excise tax under Section 4999 (or any successor provisions) of the Code had not been imposed. The payment shall be adjusted, as appropriate, if alternative minimum tax rules under the Code are applicable to Executive.

(b) Notwithstanding the foregoing, if it is (i) initially determined by the Company’s tax advisors that no excise tax under Section 4999 is due with respect to any payment or benefit described in the first paragraph of Section 6(a) and, thereafter, it is determined in a final judicial determination or a final administrative settlement that the Section 4999 excise tax is due with respect to such payments or benefits or (ii) subsequently determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excise tax under Section 4999 is due or that the excess parachute payment as defined in Section 4999 of the Code is more than the amount determined as “P”, above (such revised determination under (i) or (ii) above being thereafter referred to as the “Determinative Excess Parachute Payment”), then the tax advisors of the Company (or any successor thereto) shall determine the amount (the “Adjustment Amount”), the Company (or its successor) must pay to Executive, in order to put Executive in the same position as Executive would have been if the amount determined as “P”

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above had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the tax advisors shall take into account any and all taxes (including any penalties of any nature and interest) paid or payable by Executive in connection with such final judicial determination or final administrative settlement. As soon as practicable after the Adjustment Amount has been so determined, the Company shall pay the Adjustment Amount to Executive.

(c) The Company (or its successor) shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney’s fees, reasonable accountant’s fees, interest, fines and penalties of any kind) which Executive incurs as a result of any administrative or judicial review of Executive’s liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of Executive’s liability for the Section 4999 excise tax or otherwise relating to the classification for purposes of Section 280G of the Code of any payment or benefit in the nature of compensation made or provided to Executive by the Company or any successor thereto. Executive shall promptly notify the Company in writing whenever Executive receives notice of the commencement of any judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Agreement is being reviewed or is in dispute (including a notice of audit or other inquiry concerning the reporting of Executive’s liability under Section 4999). The Company (or its successor) may assume control at its expense over all legal and accounting matters pertaining to such federal or state tax treatment (except to the extent necessary or appropriate for Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this contract) and Executive shall cooperate fully with the Company in any such proceeding. Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Company (or its successor) may have in connection therewith without prior consent to the Company (or its successor). In the event that the Company (or any successor thereto) elects not to assume control over such matters, the Company (or any successor thereto) shall promptly reimburse Executive for all expenses related thereto as and when incurred upon presentation of appropriate documentation relating thereto.

7. Termination for Just Cause

The phrase termination for “Just Cause” shall mean termination because of Executive’s personal dishonesty, incompetence willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Just Cause unless and until there shall have been delivered to her a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (¾) of the members of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to

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Executive and an opportunity for her, together with counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, Executive was guilty of conduct justifying termination for Just Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after termination for Just Cause. During the period beginning on the date of the Notice of Termination for Just Cause pursuant to Section 8 hereof through the Date of Termination, stock options granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Bank, the Company or any subsidiary or affiliate thereof, vest. At the Date of Termination, such stock options and any such unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such termination for Just Cause.

8.Notice.

(a) Any purported termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(b) “Date of Termination” shall mean the date specified in the Notice of Termination (which, in the case of a termination for Just Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

(c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive her full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue her as a participant in all compensation, benefit and insurance plans in which she was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid pursuant to this provision shall be in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

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9.Post-Termination Obligations.

All payments and benefits to Executive under this Agreement shall be subject to Executive’s compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive’s employment with the Company. Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10.Non-Competition and Non-Disclosure.

(a) Upon any termination of Executive’s employment pursuant to Section 4 of this Agreement, Executive agrees not to compete with the Company or its subsidiaries for a period of one (1) year following such termination in any city, town or county in which Executive’s normal business office is located and the Company or any of its subsidiaries has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board of Directors. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Company or its subsidiaries. The parties hereto, recognizing that irreparable injury will result to the Company or its subsidiaries, its business and property in the event of Executive’s breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Company or its subsidiaries, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive’s partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that in the event of the termination of her employment pursuant to Section 4 of this Agreement, Executive’s experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Company or its subsidiaries, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Company or its subsidiaries from pursuing any other remedies available to the Company or its subsidiaries for such breach or threatened breach, including the recovery of damages from Executive.

(b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and its subsidiaries as it may exist from time to time, is a valuable, special and unique asset of the business of the Company and its subsidiaries. Executive will not, during or after the term of her employment, disclose any knowledge of the past, present, planned or considered business activities of the Company and its subsidiaries thereof to any person, firm, corporation or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic

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principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company or its subsidiaries. In the event of a breach or threatened breach by Executive of the provisions of this Section 10(b), the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company or its subsidiaries or from rendering any services to any person, firm, corporation or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

11.Death and Disability.

(a) Death. Notwithstanding any other provision of this Agreement to the contrary, in the event of Executive’s death during the term of this Agreement, the Company shall immediately pay her estate any salary and bonus accrued but unpaid as of the date of her death, and, for a period of six (6) months after Executive’s death, the Company shall continue to provide her dependents medical insurance benefits existing on the date of her death and shall pay Executive’s designated beneficiary all compensation that would otherwise be payable to her pursuant to Section 3(a) of this Agreement. This provision shall not negate any rights Executive or her beneficiaries may have to death benefits under any employee benefit plan of the Company or the Bank.

(b)Disability

       (i)       The Company or Executive may terminate Executive's employment after having established Executive's Disability. For purposes of this agreement, "Disability" means a physical or mental infirmity that impairs Executive's ability to substantially perform her duties under this Agreement and that results in Executive becoming eligible for long-term disability benefits under the Company's or the Bank's long-term disability plan (or, if the Company or the Bank has no such plan in effect, that impairs Executive's ability to substantially perform her duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Board of Directors shall determine whether or not Executive is and continues to be permanently disabled for purposes of this Agreement in good faith, based upon competent medical advice and other factors that they reasonably believe to be relevant. As a condition to any benefits, the Board of Directors may require Executive to submit to such physical or mental evaluations and tests as it deems reasonably appropriate.

       (ii)       In the event of Disability, Executive's obligation to perform services under this Agreement will terminate. In the event of such termination, Executive shall continue to receive (x) one hundred percent (100%) of her monthly Base Salary (at the annual rate in effect on the Date of Termination) through the one hundred eightieth (180th) day following the Date of Termination by reason of Disability and (y) sixty percent (60%) of her monthly base salary from

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the one hundred eighty-first (181st) day following termination through the earlier of the date of her death or the date she attains age 65. Such payments shall be reduced by the amount of any short- or long-term disability benefits payable to Executive under any disability program sponsored by the Company or the Bank. In addition, during any period of Executive's Disability, Executive and her dependents shall, to the greatest extent possible, continue to be covered under all benefit plans (including, without limitation, retirement plans and medical, dental and life insurance plans) of the Company or the Bank in which Executive participated prior to the occurrence of Executive's Disability, on the same terms as if Executive were actively employed by the Company.

12.Source of Payments.

(a) All payments provided for in this Agreement shall be timely paid in cash or check from the general funds of the Company subject to Section 12(b).

(b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement in effect between Executive and the Bank (the “Bank Agreement”), such compensation payments and benefits paid by the Bank will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Bank Agreement shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Company and the Bank.

13.Effect of Prior Agreements and Existing Benefit Plans.

This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to her without reference to this Agreement.

14. No Attachment.

(a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect.

(b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Company and their respective successors and assigns.

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15. Modification and Waiver.

(a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16. Severability.

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17. Headings for Reference Only.

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18. Governing Law.

This Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law of that State.

19. Arbitration.

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

In the event any dispute or controversy arising under or in connection with Executive’s termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any

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other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

20.Payment of Legal Fees.

All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company, only if Executive is successful pursuant to a legal judgment, arbitration or settlement.

21.Indemnification.

(a) The Company shall provide Executive (including her heirs, executors and administrators) with coverage under a standard directors’ and officers’ liability insurance policy at its expense and shall indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved by reason of her having been a director or officer of the Company (whether or not she continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.

(b) Any payments made to Executive pursuant to this Section are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Part 359 and any rules or regulations promulgated thereunder.

22.Successor to the Company.

The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Company’s obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

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SIGNATURES

IN WITNESS WHEREOF, Northeast Pennsylvania Financial Corp. has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Agreement, on the 29th day of March, 2002.

ATTEST:                                         NORTHEAST PENNSYLVANIA FINANCIAL CORP.

/s/ Megan Kennedy                             By:/s/ Thomas Kennedy
------------------------------------             -----------------------------------------------------
Corporate Secretary                                  For the Entire Board of Directors

                  [SEAL]

WITNESS:                                         EXECUTIVE, E. Lee Beard

/s/ Megan Kennedy                                /s/ E. Lee Beard
------------------------------------             ----------------------------------------------------------
Corporate Secretary

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